EXHIBIT 23.1

CONSENT OF GORDON, HUGHES & BANKS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Amendment No. 1 to the Registration Statement on Form S-1 of Spicy Pickle Franchising, Inc. and to the inclusion therein of our report dated March 19, 2007, with respect to the financial statements of Spicy Pickle Franchising, Inc. as of December 31, 2006 and 2005, and for the years then ended.

/s/ Gordon, Hughes & Banks, LLP Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
February 7, 2008